UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2021
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ANTARES PHARMA, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (609) 359-3020
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATRS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 1, 2021 (the “Closing Date”), Antares Pharma, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the lenders from time to time party thereto (collectively, the “Lenders”) for credit facilities in an aggregate principal amount of up to $40 million, consisting of a $20 million revolving credit facility, $5 million of which is available for the issuance of letters of credit for the account of the Company and $1 million of which is available for swingline loans to the Company (the “Revolving Credit Facility”) and a $20 million term loan facility (the “Term Loan Facility”, and together with the Revolving Credit Facility, the “Credit Facilities”). The proceeds from the Term Loan Facility were used to repay and extinguish the existing indebtedness of the Company under its previous Loan and Security Agreement, dated as of June 6, 2017, with Hercules Capital, Inc. as a lender and agent for the lenders from time to time party thereto, as amended (the “Hercules Agreement”). The proceeds from the Revolving Credit Facility will be used (i) to provide ongoing working capital and (ii) for other general corporate purposes of the Company.
The Term Loan Facility was funded upon execution of the Credit Agreement on the Closing Date. Under the terms of the Credit Agreement, the Company may, but is not obligated to, request one or more additional advances of at least $1 million, not to exceed $20 million in the aggregate, subject to the Company satisfying certain conditions. The Company’s option to request additional advances will be available from the Closing Date through November 1, 2024 (three years after the Closing Date) (the “Maturity Date”). The Term Loan Facility will mature on the Maturity Date. At any time after the Closing Date, the Company may request one or more incremental term loan commitments or increases in the revolving credit commitments of at least $5 million, not to exceed $25 million in aggregate, subject to the Company satisfying certain conditions.
The Credit Facilities are secured by substantially all of the Company’s assets (other than certain excluded assets, including intellectual property). The Company may elect for the Credit Facilities to accrue interest at either the base rate plus the applicable margin or the LIBOR rate plus the applicable margin, as further described in the Credit Agreement. The applicable margin varies based on the Company’s consolidated total leverage ratio and will initially be 1.50% for base rate loans and 2.50% for LIBOR loans. As compared to the Hercules Agreement, which accrued interest at a prime-based variable rate with a maximum of 9.5% and which rate was 8.5% at September 30, 2021, the Term Loan Facility funded on November 1, 2021 accrues interest at a rate of 2.5875% (which is a 1-month LIBOR rate plus the applicable margin of 2.50%). Payments under the Revolving Credit Facility are due on the Maturity Date. Payments under the Term Loan Facility are due in consecutive quarterly installments on the last business day of each of March, June, September and December, commencing on March 31, 2022.
The Credit Agreement contains representations and warranties, affirmative covenants including financial reporting, negative covenants including limitations on indebtedness, liens, investments, fundamental changes, asset dispositions, restricted payments and transactions with affiliates, and events of default including payment default, covenant default, cross-default change in control and bankruptcy. The financial covenants include a consolidated senior secured leverage ratio that may not exceed 2.50 to 1.00 and a consolidated fixed charge coverage ratio that may not be less than 1.50 to 1.00, each as further described in the Credit Agreement. The Credit Agreement also contains other customary provisions, such as expense reimbursement, non-disclosure obligations, as well as indemnification rights for the benefit of the Lenders. Upon the occurrence of an event of default and following the election of the required Lenders, if applicable, a default interest rate of an additional 2.00% may be applied to the outstanding loan balances, and the Lenders may declare all accrued and unpaid interest due and payable, and take such other actions as set forth in the Credit Agreement.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On November 1, 2021, the Company repaid in full and extinguished its existing indebtedness under the Hercules Agreement and terminated the Hercules Agreement.
Item 2.03 Creation of a Direct Financial Obligation of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description

10.1	Credit Agreement, dated November 1, 2021, by and among Antares Pharma, Inc., Wells Fargo Bank, National Association, and the lenders from time to time party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.
(Registrant)

Date:	November 2, 2021	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Executive Vice President, General Counsel, Chief Compliance Officer, Human Resources and Secretary